UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2016

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On September 26, 2016, the Board of Directors of Costco Wholesale Corporation (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to implement proxy access.

At the Company’s 2016 annual meeting, a non-binding shareholder proposal was approved, which requested that the Board provide for proxy access. Thereafter, the Board continued its analysis of proxy access design and developments in the adoption of proxy access by other companies, and sought feedback on proposed terms from a number of its largest shareholders.

Section 2.12 of the Bylaws has been added to permit a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years, to nominate and include in the Company’s proxy materials directors constituting up to the greater of two directors and 20% of the Board of Directors, provided that the requirements specified in the Bylaws are satisfied. These requirements are consistent with those adopted by numerous other companies.

The amendments also include updating changes to the Bylaws regarding advance notice of nominations or business to be presented at the annual meeting, and make other ministerial, clarifying, and conforming changes. The amendments to the Bylaws are effective immediately, except that the amendments to Section 2.1 and new Section 2.13 as it applies to Section 2.1 will be effective as of November 1, 2016. Proxy access will first apply with respect to the Company’s 2018 Annual Meeting of Shareholders.

This description of the amendments to the Bylaws is not complete and is qualified in its entirety by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Form 8-K.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on September 30, 2016.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti

Richard A. Galanti
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

3.2	Amended and Restated Bylaws of the Company.

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